Exhibit 5



                        February 15, 2001

Entergy Corporation
639 Loyola Avenue
New Orleans, LA 70113

     Re: Registration Statement on Form S-8

Gentlemen:

     I have acted as counsel to Entergy Corporation (the "Company"), a Delaware corporation, in connection with a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on February 15, 2001 (the "Registration Statement"), registering an aggregate of 18,000,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") and indeterminate number of plan interests issuable pursuant to the Equity Awards Plan of Entergy Corporation and its Subsidiaries (the "Plan").

     I am of the opinion that when the steps mentioned in the next paragraph below shall have been taken, (a) all requisite corporate and governmental authorizations will have been given for the issuance and sale of the Common Stock (except such governmental authorization as may be necessary under Blue Sky laws of the several states as to which I give no opinion) and (b) the shares of Common Stock will be validly issued, fully paid and nonassessable.

     The steps to be taken as indicated in the preceding paragraph are:

     1. Authorization of the issuance and sale of the Common Stock by the Board of Directors and/or a duly appointed committee and/or authorized officer of the Company;

     2.   Compliance with the Securities Act of 1933, as amended;

     3. Compliance with the Public Utility Holding Company Act of 1935, as amended; and

     4. The issuance and sale of the Common Stock for consideration pursuant to and in accordance with the terms of the Plan, and in accordance with all such authorizations.

     I express no opinion with respect to the laws other than those of the State of Delaware and Federal laws of the United
States of America, and I assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and its use as part of the Registration Statement.

     I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted and otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.

                              Very truly yours,

                              /s/ John M. Adams, Jr.

                              John M. Adams, Jr.